UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 3, 2014

IFAN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178788	33-1222494
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5694 Mission Center Road, Suite 602-660,

San Diego, CA, 92108-4312

(Address of principal executive offices)

Phone: (619) 537-9998

(Registrant’s telephone number)

Infantly Available, Inc.

(Former Name or Former Address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations”. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to; the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•

our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;

•

our ability to keep up with rapidly changing technologies and evolving industry standards;

•

our ability to source our needs for skilled employees;

•

the loss of key members of our senior management; and

•

uncertainties with respect to the legal and regulatory environment surrounding our technologies.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

As used in this current report, the terms the “Company”, “IFAN”, “we”, “us” and “our” refer to IFAN Financial, Inc., (formerly Infantly Available, Inc.), a Nevada company.  “Mobicash America, Inc.” refers to “Mobicash America, Inc.” (d/b/a Quidme), a California company, which has become part of our Company upon the closing of the transactions discussed below.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Share Exchange Agreement

On June 6, 2014, the Company signed the share exchange agreement (“Agreement”) with Mobicash America, Inc. D/B/A Quidme, a company incorporated under the laws of the State of California (“Quidme” or “Mobicash America, Inc.”), and the shareholders of Quidme (the “Selling Shareholders”) pursuant to a share exchange agreement by and among the Company, Quidme and the Selling Shareholders. The Company will acquire 100% of the issued and outstanding securities of Quidme in exchange for the issuance of 43,000,000 shares of IFAN common stock, par value $0.001 per share. The Company will also fund $500,000 over the next six months, to support the continued development and commercialization of Quidme’s technology.  As a result of the Agreement the Selling Shareholders will acquire up to 35% of the Company’s currently issued and outstanding shares of common stock.  Upon completion of the Agreement, Quidme will become the wholly-owned subsidiary and the Company acquired the business and operations of Quidme.  Further, on the Closing date of the Agreement, Christopher Menya, shall also be appointed the Chief Technology Officer and as a Director of IFAN, as President of the Quidme operating Subsidiary, and John C. De Puy will be appointed as a Director of Quidme. The Agreement is to be completed contingent on the successful financial audit of Mobicash America, Inc.

On October 3, 2014, we received the audited financials of Mobicash, America, Inc., and we closed the share exchange by acquiring Mobicash America, Inc. and through an amended Share Exchange Agreement (the “Amended Agreement”) we issued the 61,858 shares of our Series A preferred stock to the shareholders of Mobicash America, Inc., d/b/a Quidme.

As a result of these transactions, we have 79,960,020 issued and outstanding common shares at the time of this report and 961,858 shares of Series A preferred stock issued and outstanding.

The Agreement includes customary representations, warranties and covenants of the Company, Quidme, and the Selling Shareholders, made to each other as of specific dates.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on October 3, 2014, we acquired Mobicash America, Inc., in a share exchange agreement. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the share exchange agreement disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of Mobicash America, Inc. and that information relating to periods prior to the date of the share exchange agreement only relate to IFAN Financial, Inc., unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

The Company was incorporated on June 11, 2010, under the laws of the State of Nevada.  The Company is currently a development stage company and, since its formation, it has not realized any revenues from operations. The Company originally intended to develop and distribute an organic clothing line designed for children. All our clothing would be made of only natural materials. The Company now intends to commence operations in the electronic transfer of funds using mobile applications.

Since inception we have worked toward the introduction and development of our website.  We have no revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

On April 25, 2014, J. Christopher Mizer (“Mr. Mizer”) acquired control of Seven Million One Hundred Twenty Two Thousand Thirty (7,122,030) shares of common stock of the Company, representing approximately 97.1% of the Company’s total issued and outstanding common stock, from Danielle Joan Borrie (“Ms. Borrie”) in accordance with a Stock Purchase Agreement between Ms. Borrie and Mr. Mizer.

On April 28, 2014, Danielle Joan Borrie resigned as the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, and Treasurer.

On April 28, 2014, Nopporn Sadmai resigned as the Company’s Secretary.

On April 28, 2014, J. Christopher Mizer was appointed as a member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer.

On April 28, 2014, Steve Scholl was appointed as a member of the Company’s Board of Directors and as the Company’s Chief Financial Officer, Treasurer, and Secretary.

On May 8, 2014, the Board of Directors of the Company, with the approval of a majority of its shareholders by written consent, approved the issuance of 600,000 shares of Series A Preferred Stock (as defined and described under Item 3.2) (the “Series A Preferred Stock”) to J. Christopher Mizer, and 300,000 shares of Series A Preferred Stock to Steve Scholl (“Preferred Shareholders”) in exchange for J. Christopher Mizer’s cancellation of 6,764,887 shares, representing the ownership of approximately 92.2%, of the Company’s Common Stock.   J. Christopher Mizer, retained an ownership of 357,143 shares of common stock in the Company after this cancellation.

On May 8, 2014, the Board of Directors, with the approval of a majority vote of its shareholders approved the filing of a Certificate of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series A Preferred Stock (the “Designation” and the “Series A Preferred Stock”).  The Board of Directors authorized the issuance of 900,000 shares of Series A Preferred Stock, which the Board agreed to issue to the Preferred Shareholders or its assigns, upon the Company filing the Certificate of Designation with the Nevada Secretary of State. The terms of the Certificate of Designation of the Series A Preferred Stock, which was filed with the State of Nevada on May 8, 2014, include the right to vote in aggregate, on all shareholder matters equal to 700 votes per share of Series A Preferred Stock and each Series A Preferred Stock share is convertible into shares of our common stock at a conversion rate of 700 shares of common stock for each one (1) share of Series A Preferred Stock.

On May 8, 2014, the Company filed a Certificate of Amendment with the Nevada Secretary of State to increase its authorized capital to Eight Hundred Ten million shares (810,000,000) of which Eight Hundred Million (800,000,000) shall be shares of Common Stock, par value $0.001 per share, and ten million (10,000,000) shall be shares of Preferred Stock, par value $0.001 per share with one million (1,000,000) of such shares being designated as Series A Preferred Stock. The Increase in Authorized was effective with the Nevada Secretary of State on May 8, 2014, when the Certificate of Amendment was filed. The Increase in Authorized was approved by the Board of Directors and the shareholders holding a majority of the total issued and outstanding shares of common stock on May 8, 2014.

On August 4, 2014, the Directors of the Company, receiving the majority vote of the Company’s Shareholders, approved: (i) a change in the Company name from “Infantly Available, Inc.” to “IFAN Financial, Inc.” and (ii) an 140-for-1 forward stock split of the issued and outstanding shares of common stock of the Company, which shall be payable as a dividend and upon surrender.  On August 5, 2014, the Company filed a Certificate of Amendment with the Secretary of State of Nevada, giving effect to the name change, among other things.

Effective September 3, 2014, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), our company changed its name from Infantly Available, Inc. to IFAN Financial, Inc.

On June 6, 2014, the Company signed the share exchange agreement (“Agreement”) with Mobicash America, Inc. D/B/A Quidme, a company incorporated under the laws of the State of California (“Quidme”), and the shareholders of Quidme (the “Selling Shareholders”) pursuant to a share exchange agreement by and among the Company, Quidme and the Selling Shareholders. The Company will acquire 100% of the issued and outstanding securities of Quidme in exchange for the issuance of 43,000,000 shares of IFAN common stock, par value $0.001 per share. The Company will also fund $500,000 over the next six months, to support the continued development and commercialization of Quidme’s technology.  As a result of the Agreement the Selling Shareholders will acquire up to 35% of the Company’s currently issued and outstanding shares of common stock.  Upon completion of the Agreement, Quidme will become the wholly-owned subsidiary and the Company acquired the business and operations of Quidme.  Further, on the closing date of the Agreement, Christopher Menya, shall also be appointed the Chief Technology Officer and as a Director of IFAN and as President of the Quidme operating Subsidiary, and John C. De Puy will be appointed as a Director of Quidme. The Agreement is to be completed contingent on the successful financial audit of Mobicash America, Inc.

On October 3, 2014, we received the audited financials of Mobicash, America, Inc., and we closed the share exchange by acquiring Mobicash America, Inc. and through an amended Share Exchange Agreement (the “Amended Agreement”) we issued the 61,858 shares of Series A preferred stock to the shareholders of Mobicash America, Inc., d/b/a Quidme.

Our principal executive office is located at 5694 Mission Center Road, Suite 602-660.  The telephone number at our principal executive office is (619) 537-9998.  Our financial year end is August 31.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act.

As a result of the closing of the share exchange agreement with Mobicash America, Inc., Mobicash America, Inc., has become our wholly owned subsidiary and we now carry on the business of developing, producing, marketing and selling mobile electronic payment systems.  Our company is in the development stage and has generated no revenues.

Jumpstart Our Business Startups Act:

The Company is a development stage, company and qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).  For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any February 28 before that time, we would cease to be an emerging growth company as of the following August 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1).  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

Business Prior to the Closing of the Share Exchange Agreement

The objective of this corporation was to develop and distribute an organic clothing line designed for children and market these products primarily in the western states of the United States of America.    We planned to be our clients’ premier source for designer clothes for infants and toddlers and to provide the right outfit at the right price. We intended to offer the latest fashions from some of the world's top designers. Our plan was to negotiate a commission based on the sales with these designers. We also planned on licensing various clothing designs from designers and find the suitable suppliers and tailors to produce the clothing. There were no arrangements, agreements or understandings with any designer and there was no assurance that we would be able to secure any deal with any top designer.

Our business model was to be based on e-Commerce, using the internet as an expected mean to lower overhead costs. We believed that this was going to be a way to compete against big retail chains.

We were unsuccessful in raising sufficient capital to implement our children’s natural clothing line.  In the winter of 2013, prior management began analyzing the various alternatives available to our company to ensure our survival and to preserve our shareholder's investment in our common shares. In that regard, our management began identifying and evaluating opportunities to acquire significant assets or businesses.

License Agreement

On May 15, 2014, the Company entered into a two (2) year License Agreement (the “License Agreement”) with IPIN Debit Network, Inc., a New Brunswick, Canada corporation (“IPIN”) for the former’s use and distribution of IPIN’s technology, systems and products in the nature of electronic payments processing and its United States Letters Patents. After the two (2) year period, the License Agreement shall be automatically renewable for successive one (1) year periods for an additional ten (10) years provided that IPIN has received a minimum of Five Million ($5,000,000) dollars in Royalty payments for each of the three (3) through twelve (12) successive years from the signing of the License Agreement.

Under the terms of the License Agreement, IPIN grants to the Company and its sub-licensees, for the term of the License Agreement an exclusive, assignable, right and license to make, use, and sell the Intellectual Property in order to develop, implement, process, prepare and sell the Licensed Products using the Intellectual Property in the countries identified in Schedule A (“the United States of America and its territories, The United Mexican States, Japan, and the Republic of South Korea”) that is attached to the License Agreement (“Schedule A”).   IPIN further grants to the Company and its sub-licensees, for the term of the License Agreement a non-exclusive, assignable, right and license to make, use, and sell the Intellectual Property in order to develop, implement, process, prepare and sell the Licensed Products using the Intellectual Property in all other countries which are not identified in Schedule A.

As per the License Agreement, the Company will provide IPIN with the opportunity to bid to provide front-end processing services to the Company, with the terms of providing such merchant processing services being subject to a separate agreement and are not included within the License Agreement.

Payments

Pursuant to the License Agreement, the Company will be required to pay IPIN Two Hundred Fifty Thousand ($250,000) Dollars in the following amounts as per the terms of the License Agreement:

a)

in consideration for the licenses granted hereunder, the Company agrees to pay to IPIN Two Hundred Fifty Thousand United States Dollars ($250,000) (hereinafter the “License Fee”).

b)

the License Fee owed IPIN shall be payable according to the following schedule when IPIN achieves certain benchmarks:

i.

Ten Thousand United States Dollars ($10,000) upon execution of this License Agreement;

ii.

Twenty Thousand United States Dollars ($20,000) when IPIN successfully demonstrates the integration, publishing design, and on-boarding screens of its technology with the Android application package file (apk);

iii.

Twenty Thousand United States Dollars ($20,000) when IPIN successfully integrates the Android app with the IPIN device as demonstrated by transferring the transaction details to the app after a card swipe occurs;

iv.

Sixty Thousand United States Dollars ($60,000) when IPIN successfully demonstrates a card transaction including posting the status to the merchant call back uniform resource locator (url);

v.

Sixty Thousand United States Dollars ($60,000) when IPIN successfully demonstrates a front end data base set up that enables an IPIN device user to affect an IPIN device transaction;

vi.

Sixty Thousand United States Dollars ($60,000) when IPIN successfully demonstrates the completed, back-end development of the IPIN device Android app including any and changes needed to support it; and

vii.

Twenty Thousand United States Dollars ($20,000) when IPIN successfully demonstrates the completed testing and deployment for in house participants applying the IPIN device Android app to the IPIN device for Apple IOS app, including testing and deployment.

c)

all payments due IPIN shall be made in United States currency by check or wire transfer drawn on a United States bank, unless otherwise specified by IPIN;

d)

the License Fee may be offset by the amount of any financial obligations with IPIN has incurred to the Company or any of its affiliates. Such financial obligations are estimated to be Fifty Seven Thousand United States Dollars ($57,000) as of the date hereof;

e)

the Company agrees to pay to IPIN the royalty recited in Schedule A (hereinafter the “Royalty”) based on the Company’s net sales of licensed products, as follows:

i.

Royalty Rate is Five Percent (5%) of Net Sales;

ii.

The Royalty owed to IPIN shall be calculated on a monthly basis (the “Royalty Period”), and shall be payable no later than forty-five (45) days after the termination of the preceding monthly period;

iii.

For each Royalty Period, the Company shall provide IPIN with a written royalty statement;

iv.

‘Net Sales’ shall mean the Company’s actual cash collections from sales of Licensed Products; and,

v.

All payments due to IPIN shall be made in United States currency.

f)

the Company agrees to issue to IPIN one million (1,000,000) shares of the Company’s restricted common stock, which shall be restricted from trading according to security law rules and regulations.

g)

IPIN agrees to issue to the Company one million (1,000,000) shares of IPIN’s restricted common stock, which shall be restricted from trading according to security law rules and regulations.

h)

no delay or failure of IPIN to meet any of the benchmarks enumerated in the above section b) shall reduce or limit any of the rights conveyed to the Company under section 1 of the License Agreement.

The foregoing summary description of the terms of the License Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the License Agreement, this reference is made to such agreement, which was filed on May 21, 2014 with the Securities and Exchange Commission as Exhibit 10.1 to our Current Report on Form 8-K and is incorporated herein by this reference.

Company Overview Subsequent to the Closing of the Share Exchange Agreement

Quidme is a tech start up providing a ubiquitous mobile payment solution that utilizes the text messaging function of any mobile phone. This unique feature allows Quidme to operate on any phone, any network, with or without data coverage. Significantly, this radically expands the available market for mobile payments from the roughly fifty-six percent of Americans who own smart phones to the almost ninety percent of Americans (over 270 million people) using any type of mobile phone, allowing them to pay bills, purchase goods and services, or simply to send money to friends and relatives, locally and internationally, using simple text messages. [ex. Send 123-123-1234 $50]

To complete the mobile commerce (m-commerce) ecosystem, Quidme has developed a Social Networking App for smart phones that utilizes our unique payment platform to provide an in-App payment solution within a social networking photo/video sharing platform. The app offers seamless integration of social networking and mobile wallet features and has been dubbed the “e-bay” of the mobile era.

Products and Services

Our Mobile Payment System and Interactive Social Networking photo/video sharing App is a unique solution that does not require subscribers to have existing bank accounts or Social Security Numbers to open accounts. It is a solution for those ignored by the banking industry and for those who are not well served by existing financial institutions.

Markets

Quidme focuses on providing affordable, safe, fast, easy and convenient payments and other related services to the largely ignored 50 million plus Americans who are un-banked or under-banked. The Company will aggressively exploit its competitive advantage stemming from its text based payment platform to build a significant subscriber base for its full suite of mobile commerce and related services.

Quidme can be used by anyone, but the demographics below constitute our niche:

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Millennials (age 18 to 35)

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Parents (with college age children)

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Immigrants

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The Under-banked and the Un-banked

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Non Profit Organizations, Churches, Fundraising Drives

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Small Businesses Emphasizing Startups

Potential Consumers

Mobile payments and electronic money are rapidly developing and exploding worldwide. The remarkable growth in access to mobile telephony has created the possibility of delivering new financial services by leveraging secure, low-cost mobile networks and platforms. Quidme’s mission is to bring a fundamental innovation in convenience and easy access to banking and payment services to all, especially those not served or under-served by financial institutions.

We have designed our products and services to appeal primarily to consumers living in households that earn less than $100,000 annually across the following four consumer segments:

•	Never-banked — households in which no one has ever had a bank account,
•	Previously-banked — households in which at least one member has previously had a bank account, but no one has one currently,
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Underbanked — households in which at least one member currently has a bank account, but that also use non-bank financial service providers to conduct routine transactions like check cashing or bill payment,

•	Fully-banked — households that primarily rely on traditional financial services.

Based on data from the Federal Deposit Insurance Corporation, or FDIC, the Federal Reserve Bank, the U.S. Census, the Center for Financial Services Innovation and our proprietary data, we believe the addressable portions of these four consumer segments collectively represent a market opportunity of approximately 270 million people in the United States for our products and services.

Customers in these four different segments will tend to purchase and use our products for different reasons and in different ways. For example, we believe never-banked consumers use our products as a safe, controlled way to spend cash and as a means to access channels of trade, such as online purchases, where cash cannot be used. We believe previously-banked consumers will use our products as a convenient and affordable substitute for a traditional checking account by depositing payroll checks (via direct or in-store deposit) on our Quidme Mobile Payment System and Interactive Social Networking Application and using our products to pay bills, shop online, monitor spending and withdraw cash from ATMs.

We believe underbanked consumers will use our products in ways similar to those of the never- and previously-banked segments, but additionally view our products as a credit card and debit card substitute. For example, underbanked consumers will use our Quidme products to make purchases at physical and online merchants, pay bills, make travel arrangements and guarantee reservations.

We believe fully-banked consumers will use our products as companion products to their bank checking account, segregating funds into separate accounts for a variety of uses. For example, fully-banked consumers may use our cards to shop on the Internet without providing their bank debit card account information online. These consumers also use our Quidme products to control spending, designate funds for specific uses, prevent overdrafts in their checking accounts, or load funds into specific accounts, such as a PayPal account. As our new Quidme Mobile Payment System gains acceptance, we believe that fully-banked consumers will use it in the same way that other fully-banked customers use their bank checking accounts.

As a text based system, the company’s platform works with almost all mobile telephones, not just smart phones, and additionally does not require the user to have a data plan. The result is that the potential subscription base for the company in the United States alone, is over 90% of the mobile phone using population and nearly double the potential subscription market of payment applications that are limited to smart phone and internet based platforms.

Quidme appeals significantly to the un-banked and under-banked population. According to the Pew Research Center, an estimated 51 million adults reside in under-banked households. The demographics of the un- and under-banked range from low skill workers to college students and other younger Americans (the so-called Millennials) to individuals who have simply been priced out of the bank accounts by high and rising bank fees. The vast majority of these individuals have mobile phones, and a disproportionate number of them rely on cell phones rather than smart phones. Research indicates that demand for mobile payment solutions will continue to increase. The company’s text-based system brings this capability to mobile telephone users that continue to rely on cell phones as their mobile telephone platform.

Our Business Model

The Company intends to use its proprietary and unique person-to-person, text payment system to quickly gain and build market share in its target demographics. Quidme’s subscriber base will generate revenue through a monthly subscription fee for use of the system. Substantial revenues should also be generated from subscribers’ use of its Visa/MasterCard branded debit card.

Other Revenue sources include:

•

Check Issuing Fees

•

e-Check Deposits (Check Cashing)

•

ATM Withdrawal Fees

•

Smart Phone Card Reader (Merchant processing fees)

•

International Remittance Fees

Products and Technology

Texting Payments

The Company will use its patent-pending technology to offer its subscribers the unique ability to make payments and money transfers using cell phones via text message. This system will provide Quidme subscribers a private, simple and secure mobile payment platform. All payments will be authenticated through an automated call to the sender to confirm the transaction by entering their PIN. Quidme’s ubiquitous peer-to-peer money transfer is independent of the mobile phone type, data plan or network carrier.

T-Mobile 2:15 PM 86%

Messages **Quidme** Contact

"recharge 19175556666 20.00"

Send 18059539076 45

Please send this pin to your recipient to enable them to access their account: 4353

Send 18053002800 45

$ 50 paid to www.mobicashamerica.com (REF32325). Your new MobiCash account balance is $ 11082.

Send 18053047282 50

Send

Quidme Debit Card

The Company’s private label Visa debit card is included with all Quidme accounts. Our Debit Card will support both magnetic strip and EMV technology, is universally accepted for point of sale payments worldwide and affords Quidme subscribers the ability to access cash from their accounts via ATM withdrawal.

Quidme App

Quidme is our unique app feature that combines both Mobile Wallet and Social Media photo/video sharing appeal.

The social media aspect of the Quidme app allows users to share photos and short videos interactively. The difference between Quidme and all other photo/video sharing apps is the integration of a single click in-app purchase button. A user uploads photos of merchandise they would like to buy or sell to a friend. If interested in the item, the friend simply clicks the "buy" button against it and funds instantly transfer from their account to the poster’s account, allowing the poster to buy or sell the item on the friend’s behalf in real-time. Our app allows friends to both share items and interact socially. Quid-buddy will maximize shopping potential on days like "Black Friday", promotional sales, new product launches, etc.

Other features of the app include;

•

Like

•

Comment

•

Vote up or down

•

Recommend

Mobile Wallet

The App has a built-in mobile wallet functionality that utilizes the underlying Quidme payment platform. This seamless and intuitive integration offers users a complete mobile commerce (m-commerce) experience.

The Mobile Wallet features include:

E-Checks

Subscribers can deposit checks into their accounts by taking a photo of the front and back of the check. Additionally, they can mail out checks by entering payee information. This feature offers our users convenience and substantial savings in contrast to current services available for check cashing and money order purchases.

International Remittance

Quidme’s international remittance product enables subscribers to send money back to their home country through use of the Company’s mobile payment architecture.

Future Products

Our Card Reader

Card Reader

The Company supports small business entrepreneurs with its QuidReader smartphone card reader that will function on both Android and iOS systems. QuidReader functions similarly to card readers on the market and provides users with another avenue for adding funds to their accounts. This feature will be rolled out as a future upgrade.

QR Code Reader

Quidme App has a QR code reader for smart phones and tablets that will enable subscribers to access information and instantly order and purchase products and services in any media (including TV commercials, billboards, and magazines and other print media) where the advertisement for such product or service contains an imbedded QR code.

Omni-cart or Omni-web checkout

Quidme’s patent pending technology allows an online shopper purchasing from various websites to pay from one check out screen by entering only their phone number.

Competition

We operate in highly competitive and rapidly changing markets which have become increasingly competitive. Unlike many companies operating in the prepaid financial services industry, we will provide simple, low-cost and convenient money management solutions to a broad base of U.S. consumers through the combination of our innovative products and services, broad retail distribution and proprietary technology. Consequently, we will compete against a full spectrum of companies across the prepaid financial services industry as well as companies providing traditional banking services. In addition to the direct competitors described below, we will compete for access to retail distribution channels and for the attention of consumers at the retail level.

There is currently limited direct competition to Quidme’s ubiquitous text messaging money transfer payment system in the United States. However, there is segmented competition for various ancillary services we offer our subscribers.

For already banked customers, there may be competition from existing banks that may offer person-to-person transfers between account holders. Most of these features, however, are app driven and, as such, only work with smart phones that have data plans. Our system is not restricted to any bank, specific geographical location and/or hours of operation. Quidme appeals to customers who travel frequently or work long hours and have few breaks. For the un-banked and under-banked, competition emanates from check cashing facilities and prepaid card providers. However, these are very expensive options and, if lost, prepaid cards may not offer protection against that loss. Competition for money transfer is from established players like Money Gram and Western Union. Our services are significantly more affordable and offer convenience and speed.

Merchant service competition is from other card readers like Square, PayPal, Authorize.net, etc. Quidme’s solution is intended to be less expensive and less burdensome.

Some of the more evident companies in our field include:

•

Ribbon

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Dwolla

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Venmo

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Vinted

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Thredup

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Drync

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Gobank

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Delectable

Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we will need to:

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establish our products’ competitive advantage with customers;

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develop a comprehensive marketing system; and

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increase our financial resources.

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However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

We believe that we will be able to compete effectively in our industry because of a competitive advantage offered by our products.  We believe that the products we are able to offer will be attractive to consumers due to their low cost. We will attempt to inform our potential customers of this competitive advantage through various online marketing techniques and positive word of mouth advertising.

However, as we are a newly-established company, we face the same problems as other new companies starting up in an industry, such as lack of available funds. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of research, operation and development than us. In addition, they may be able to provide more competitive products than we can and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Intellectual Property

We will rely on a combination of patent, trademark, licenses, copyright laws and trade secret protection in the United States, as well as confidentiality procedures and contractual provisions, to protect the intellectual property rights related to our products and services.

Licenses

Quidme is built primarily from open-source platforms although some modules, particularly multi-level authentication modules, are licensed from third parties:

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Near Sound Data transfer (NSDT) - licensed from Tagatitude

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Voice biometric Authentication - licensed from VoiceBio

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Finger Print Authentication - licensed from GeoDesic

Provisional Patents

Quidme’s provisional patents include:

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Omni-cart or Omni-web checkout – An innovation providing an online shopper purchasing merchandise from several sites the ability to pay for all purchases from one checkout screen by entering his/her phone number

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Ubiquitous SMS based money transfer - Peer-to-peer money transfer independent of phone type, network carrier or owning a bank account

Currently two provisional patents related to our technology have been filed:

Provisional Patent numbers: 61949773 and 61949780

Government Regulation

Compliance with legal and regulatory requirements is a highly complex and integral part of our day-to-day operations. Our products and services are generally subject to federal, state and local laws and regulations, including:

•	• anti-money laundering laws;
•	• money transfer and payment instrument licensing regulations;
•	• escheatment laws;
•	• privacy and information safeguard laws;
•	• banking regulations; and
•	• consumer protection laws.

These laws are often evolving and sometimes ambiguous or inconsistent, and the extent to which they apply to us is at times unclear. Any failure to comply with applicable law could result in restrictions on our ability to provide our products and services, as well as the imposition of civil fines and criminal penalties and the suspension or revocation of a license or registration required to sell our products and services.

We will have to continually monitor and enhance our compliance program to stay current with the most recent legal and regulatory changes. We will also implement policies and programs and adapt our business practices and strategies to help us comply with current legal standards, as well as with new and changing legal requirements affecting particular services or the conduct of our business generally. These programs include dedicated compliance personnel and training and monitoring programs, as well as support and guidance to our retail distributors and network acceptance members on compliance programs.

Anti-Money Laundering Laws

Our products and services are generally subject to federal anti-money laundering laws, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and similar state laws. On an ongoing basis, these laws require us, among other things, to:

• report large cash transactions and suspicious activity;
• screen transactions against the U.S. government’s watch-lists, such as the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control;
• prevent the processing of transactions to or from certain countries, individuals, nationals and entities;
• identify the dollar amounts loaded or transferred at any one time or over specified periods of time, which requires the aggregation of information over multiple transactions;
• gather and, in certain circumstances, report customer information;
• comply with consumer disclosure requirements; and
• register or obtain licenses with state and federal agencies in the United States and seek registration of our retail distributors and network acceptance members when necessary.

Anti-money laundering regulations are constantly evolving. We continuously monitor our compliance with anti-money laundering regulations and implement policies and procedures in order to comply with the most current legal requirements. We cannot predict how these future regulations might affect us. Complying with future regulation could be expensive or require us to change the way we operate our business.

Money Transmitter Licensing Regulations

We will be subject to money transmitter licensing regulations. We will have to obtain licenses to operate as a money transmitter in 39 states, Puerto Rico and Washington, D.C. The remaining U.S. jurisdictions either do not currently regulate money transmitters or have rendered a regulatory determination or a legal interpretation that the money services laws of that jurisdiction do not require us to obtain a license in connection with the conduct of our business. As a licensee, we are subject to certain restrictions and requirements, including reporting, net worth and surety bonding requirements and requirements for regulatory approval of controlling stockholders, agent locations and consumer forms and disclosures. We are also subject to inspection by the regulators in the jurisdictions in which we are licensed, many of which conduct regular examinations.

In addition, we must at all times maintain “permissible investments” in an amount equivalent to all “outstanding payment obligations.” The definition and interpretation of outstanding payment obligations may vary by jurisdiction and, in some cases, may include the balances on our card products even though technically, the outstanding payment obligations represented by the balances on our card products are liabilities of the issuing bank. Accordingly, it is possible that some states will require us to maintain permissible investments in an amount equal to the outstanding payment obligations of the bank that issues our cards. The types of securities that are considered “permissible investments” vary from state to state, but generally include cash and cash equivalents, U.S. government securities and other highly rated debt instruments.

Escheatment Laws

Unclaimed property laws of every U.S. jurisdiction require that we track certain information on our card products and services and that, if customer funds are unclaimed at the end of an applicable statutory abandonment period, the proceeds of the unclaimed property be remitted to the appropriate jurisdiction. We will have to agree with the banks that issue our cards to manage escheatment law compliance with respect to our card products and services and have an ongoing program to comply with those laws. Statutory abandonment periods that will be applicable to our card products and services typically range from three to seven years.

Privacy and Information Safeguard Laws

In the ordinary course of our business, we collect certain types of data, which subjects us to certain privacy and information security laws in the United States, including, for example, the Gramm-Leach-Bliley Act of 1999, or the GLB Act, and other laws or rules designed to regulate consumer information and mitigate identity theft. We are also subject to privacy laws of various states. These state and federal laws impose obligations with respect to the collection, processing, storage, disposal, use and disclosure of personal information, and require that financial institutions have in place policies regarding information privacy and security. In addition, under federal and certain state financial privacy laws, we must provide notice to consumers of our policies and practices for sharing nonpublic information with third parties, provide advance notice of any changes to our policies and, with limited exceptions, give consumers the right to prevent use of their nonpublic personal information and disclosure of it to unaffiliated third parties. Certain state laws may, in some circumstances, require us to notify affected individuals of security breaches of computer databases that contain their personal information. These laws may also require us to notify state law enforcement, regulators or consumer reporting agencies in the event of a data breach, as well as businesses and governmental agencies that own data. In order to comply with the privacy and information safeguard laws, we will have to implement confidentiality/information security standards and procedures in place for our business activities and with network acceptance members and our third-party vendors and service providers. Privacy and information security laws evolve regularly, requiring us to adjust our compliance program on an ongoing basis and presenting compliance challenges.

Consumer Protection Laws

We are subject to state and federal consumer protection laws, including laws prohibiting unfair and deceptive practices, regulating electronic fund transfers and protecting consumer nonpublic information. We believe that we have appropriate procedures in place for compliance with these consumer protection laws, but many issues regarding our service have not yet been addressed by the federal and state agencies charged with interpreting the applicable laws.

In order to permit the direct deposit of federal benefits and other federal funds to our products, we will comply with the requirements of the Electronic Fund Transfer Act of the Federal Reserve Board, or Regulation E, as they relate to payroll cards, including disclosure of the terms of our electronic fund transfer services to consumers prior to their use of the service, 21 days' advance notice of material changes, specific error resolution procedures and timetables, and limits on customer liability for transactions that are not authorized by the consumer.

In June 2011, the Consumer Financial Protection Bureau, or CFPB, issued a notice and request for comment on defining what kinds of companies should be included as “larger participants” for its nonbank supervision program. The CFPB subsequently published its first "larger participant" proposed rule, in February 2012, defining nonbank “larger participants” as entities engaged in consumer debt collection and consumer reporting. The CFPB published final rules regarding “larger participants” engaged in consumer reporting and consumer debt collection in, respectively, July 2012 and October 2012. Although the CFPB did not include prepaid card issuers in these rules, the CFPB may take actions in the future, including other rulemakings that subject us or our products and services to its oversight and regulation.

In May 2012, the CFPB issued an Advanced Notice of Proposed Rulemaking seeking information from the public regarding prepaid cards. Although rules were not published in the Advanced Notice of Proposed Rulemaking, we believe that the CFPB is focused on whether some or all of the provisions of Regulation E should apply to prepaid cards and on the product fees, disclosures and product features of prepaid cards.

Payment Networks

In order to provide our products and services, we, as well as the banks that issue our cards, must register with Visa and, as a result, are subject to payment network rules that could subject us to a variety of fines or penalties that may be levied by the payment networks for certain acts or omissions. The banks that issue our cards are specifically registered as “members” of the Visa payment networks. Visa set the standards with which we and the card issuing banks must comply.

Amount Spent on Research and Development the Last Two Fiscal Years

IFAN has not spent any money during each of the last two fiscal years on research and development activities.

Additionally, Quidme has spent from the period of inception (September 14, 2012) until May 31, 2013, $235,972 in research and development and then for the nine months ended May 31, 2014, Quidme has spent an additional $248,487.

Employees

As of October 3, 2014, through the acquisition Quidme, we have 4 full-time employees/consultants and 7 part-time employees/consultants in general and administrative, operations, engineering, research and development, business development, sales and marketing, and finance.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this current report on Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations and, as at May 31, 2014, have incurred a net loss from operations of $752,459 since our inception on September 14, 2012.  Our business operations began in 2013, and have resulted in net losses in each year.  We have generated only nominal revenues since our inception.  Our profitability will require increased awareness of our brand and increased sales of our products. We may not be able to successfully achieve any of these requirements or ever become profitable.

There is doubt about our ability to continue as a going concern due to recurring losses from operations, accumulated deficit and insufficient cash resources to meet our business objectives, all of which means that we may not be able to continue operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended August 31, 2013, with respect to their doubt about our ability to continue as a going concern. As discussed in Note 2 to our financial statements for the year ended August 31, 2013, we have generated operating losses since inception, and our cash resources are insufficient to meet our planned business objectives, which together raises doubt about our ability to continue as a going concern.

Our operating results may fluctuate in the future, which could cause our stock price to decline.

Our quarterly and annual results of operations may fluctuate in the future as a result of a variety of factors, many of which are outside of our control. If our results of operations fall below the expectations of investors or any securities analysts who follow our common stock, the trading price of our common stock could decline substantially. Fluctuations in our quarterly or annual results of operations might result from a number of factors, including, but not limited to:

• the timing and volume of purchases, use and reloads of our prepaid cards and related products and services;
• the timing and success of new product or service introductions by us or our competitors;
• seasonality in the purchase or use of our products and services;
• reductions in the level of interchange rates that can be charged;
• fluctuations in customer retention rates;
• changes in the mix of products and services that we sell;
• changes in the mix of retail distributors through which we sell our products and services;

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the timing of commencement of new product development and initiatives that cause us to expand into new distribution channels, and the timing of costs of existing product roll-outs to new retail distributors and the length of time we must invest in those new products, channels or retail distributors before they generate material operating revenues;

• our ability to obtain timely regulatory approval for strategic initiatives;
• changes in our or our competitors’ pricing policies or sales terms;
• significant changes in our risk policies and controls;
• the timing of costs related to fraud losses;
• the timing of commencement and termination of major advertising campaigns;
• the timing of costs related to the development or acquisition of complementary businesses;
• the timing of costs of any major litigation to which we are a party;

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the amount and timing of capital expenditures and operating costs related to the maintenance and expansion of our business, operations and infrastructure, including our investments in a processing solution to eventually replace our current processing services provider;

• accounting charges related to impairment of capitalized internal-use software, intangible assets and goodwill;
• our ability to control costs, including third-party service provider costs and sales and marketing expenses in an increasingly competitive market;
• changes in the political or regulatory environment affecting the banking or electronic payments industries generally or prepaid financial services specifically.

Our inability to complete our future research and development and engineering projects in a timely manner could have a material adverse effect of our results of operations, financial condition and cash flows.

If our research and development projects are not completed in a timely fashion we could experience:

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substantial additional cost to obtain a marketable product;

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additional competition resulting from competitors in the electronic payment industry, and;

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delay in obtaining future inflow of cash from financing or partnership activities.

We could face intense competition, which could result in lower revenues and higher research and development expenditures and could adversely affect our results of operations.

Unless we keep pace with changing technologies, we could lose customers and fail to win new customers. In order to compete effectively in the electronic payment industry, we must continually design, develop and market new and enhanced technologies. Our future success will depend, in part, upon our ability to address the changing and sophisticated needs of the marketplace.

The market for our technology and products is still developing and if the industry adopts test criteria that are different from our internal test criteria our competitive position would be negatively affected. Additionally, governments could institute laws which negatively affect our competitive position.  Our plan to pursue sales in international markets may be limited by risks related to conditions in such markets.

Parts of our company’s business plan are dependent on business relationships with various parties

We expect to rely in part upon third party manufacturers, and distribution partners to sell our products, and we may be adversely affected if those parties do not actively promote their products.  Further, if our products are not timely delivered or do not perform as promised, we could experience increased costs, lower margins, liquidated damage payment obligations and reputational harm.

We must attract and maintain key personnel or our business may fail.

Success depends on the acquisition of key personnel.  We will have to compete with other companies both within and outside the electronic payment industry to recruit and retain competent employees.  If we cannot maintain qualified employees to meet the needs of our anticipated growth, this could have a material adverse effect on our business and financial condition.

We may not be able to secure additional financing to meet our future capital needs due to changes in general economic conditions.

We anticipate requiring significant capital to continue development of our planned products to meet market evolution, and execute our business plan, generally.   We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

A data security breach could expose us to liability and protracted and costly litigation, and could adversely affect our reputation and operating revenues.

We and our future retail distributors, network acceptance members, third-party processors and the merchants that accept our cards receive, transmit and store confidential customer and other information in connection with the sale and use of our prepaid financial services. Our encryption software and the other technologies we will use to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of our security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Our future retail distributors, network acceptance members, third-party processors and the merchants that accept our cards also may experience similar security breaches involving the receipt, transmission and storage of our confidential customer and other information. Improper access to our or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information.

A data security breach of the systems on which sensitive cardholder data and account information are stored could lead to fraudulent activity involving our products and services, reputational damage and claims or regulatory actions against us. If we are sued in connection with any data security breach, we could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, we might be forced to pay damages and/or change our business practices or pricing structure, any of which could have a material adverse effect on our operating revenues and profitability. We would also likely have to pay (or indemnify the banks that issue our cards for) fines, penalties and/or other assessments imposed by Visa as a result of any data security breach. Further, a significant data security breach could lead to additional regulation, which could impose new and costly compliance obligations. In addition, a data security breach at one of our potential third-party banks that issue our cards or at our potential retail distributors, network acceptance members or third-party processors could result in significant reputational harm to us and cause the use and acceptance of our cards to decline, either of which could have a significant adverse impact on our operating revenues and future growth prospects. Moreover, it may require substantial financial resources to address and remediate any such breach, which could have a significant adverse impact on our operating results.

Fraudulent and other illegal activity involving our products and services could lead to reputational damage to us, reduce the use and acceptance of our cards and reload network, and may adversely affect our financial position and results of operations.

Criminals are using increasingly sophisticated methods to engage in illegal activities involving prepaid cards, reload products or cardholder information. These activities often include malicious social engineering schemes, where people are asked to provide a prepaid card or reload product in order to obtain a loan or purchase goods or services. Illegal activities may also include fraudulent payment or refund schemes and identity theft. We will rely upon third parties for some transaction processing services, which subjects us and our cardholders to risks related to the vulnerabilities of those third parties. A single significant incident of fraud, or increases in the overall level of fraud, involving our cards and other products and services, could result in reputational damage to us, which could reduce the use and acceptance of our cards and other products and services, cause retail distributors or network acceptance members to cease doing business with us or lead to greater regulation that would increase our compliance costs. Fraudulent activity could also result in the imposition of regulatory sanctions, including significant monetary fines, which could adversely affect our business, operating results and financial condition. Furthermore, we have accelerated the implementation of risk control mechanisms that have made it more difficult for all customers, including legitimate customers, to obtain and use our products and services. We believe it is likely that our risk control mechanisms will continue to adversely affect our new card activations from legitimate customers for the foreseeable future and that our operating revenues, excluding stock-based retailer incentive compensation, will be negatively impacted as a result.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have not achieved revenues and have limited significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history and must be considered in the development stage. Our success is significantly dependent on the successful research and development of our planned products, which cannot be guaranteed. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to complete the research and development of our products and operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

If we are not able to adequately protect our intellectual property, then we may not be able to compete effectively and we may not be profitable.

Our commercial success may depend, in part, on obtaining and maintaining patent protection, trade secret protection and regulatory protection of our technologies and product candidates as well as successfully defending third-party challenges to such technologies and candidates. We will be able to protect our technologies and product candidates from use by third parties only to the extent that valid and enforceable patents, trade secrets or regulatory protection cover them and we have exclusive rights to use them. The ability of our licensors, collaborators and suppliers to maintain their patent rights against third-party challenges to their validity, scope or enforceability will also play an important role in determining our future.

The copyright and patent positions of technology related companies can be highly uncertain and involve complex legal and factual questions that include unresolved principles and issues. No consistent policy regarding the breadth of claims allowed regarding such companies’ patents has emerged to date in the United States, and the patent situation outside the United States is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property. Accordingly, we cannot predict with any certainty the range of claims that may be allowed or enforced concerning our patents.

We may also rely on trade secrets to protect our technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we seek to protect confidential information, in part, through confidentiality agreements with our consultants and scientific and other advisors, they may unintentionally or willfully disclose our information to competitors. Enforcing a claim against a third party related to the illegal acquisition and use of trade secrets can be expensive and time consuming, and the outcome is often unpredictable. If we are not able to maintain patent or trade secret protection on our technologies and product candidates, then we may not be able to exclude competitors from developing or marketing competing products, and we may not be able to operate profitability.

If we are the subject of an intellectual property infringement claim, the cost of participating in any litigation could cause us to go out of business.

There has been, and we believe that there will continue to be, significant litigation and demands for licenses in our industry regarding patent and other intellectual property rights. Although we anticipate having a valid defense to any allegation that our current products,  production methods and other activities infringe the valid and enforceable intellectual property rights of any third parties, we cannot be certain that a third party will not challenge our position in the future. Other parties may own patent rights that we might infringe with our products or other activities, and our competitors or other patent holders may assert that our products and the methods we employ are covered by their patents. These parties could bring claims against us that would cause us to incur substantial litigation expenses and, if successful, may require us to pay substantial damages. Some of our potential competitors may be better able to sustain the costs of complex patent litigation, and depending on the circumstances, we could be forced to stop or delay our research, development, manufacturing or sales activities. Any of these costs could cause us to go out of business.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated into our products. If any of our competitor’s copies or otherwise gains access to our proprietary technology or develops similar technologies independently, we would not be able to compete as effectively.

We also consider our trademarks invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. We have registered various trademarks in the United States. These and any other measures that we may take to protect our intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use.

Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our products and services may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received.

Our success is dependent upon our marketing efforts.

We have limited experience in marketing mobile payment systems and limited financial, personnel and other resources to undertake extensive marketing activities. If we are unable to generate significant market awareness for our products and our brands our operations may not generate sufficient revenues for us to execute our business plan, generate revenues and achieve profitable operations.

We will rely, in part, on the efforts of our independent sales distributors and outside networks to augment our internal sales efforts and distribute our product to wholesalers and or retailers to generate revenues. Any change in distributors or our ability to timely replace any given distributor would have a material adverse effect on our business, prospects, financial condition and results of operations.

Risks Relating to Ownership of Our Securities

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the Over-the-counter Bulletin Board quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

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variations in our operating results;

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changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

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changes in operating and stock price performance of other companies in our industry;

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additions or departures of key personnel; and

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future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. The trading volume of our common shares may be sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing our common shares at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume.  Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may become volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock may be characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains a specific provision that eliminates the liability of our directors and officers for monetary damages to our company and shareholders. Further, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

We will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses that Mobicash America, Inc., did not incur as a private company prior to the share exchange.

We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and FINRA.  We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any February 28.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.  Consequently, our financial statements may not be comparable to companies that comply with public company effective dates.  Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes for the period ended May 31, 2014 that appear elsewhere in this current report.  The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this annual report, particularly in the section entitled “Risk Factors” beginning on page 16 of this current report.

Our consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Cash Requirements

Over the next 6 months we intend to carry on business as a development stage mobile payment provider.  We anticipate that we will incur the following operating expenses during this period:

Estimated Funding Required During the Next Six Months
Expense	Amount
Payments to iPin Debit under license agreement	$200,000
Beta testing	$25,000
Complete development of card processing system	$15,000
Integration with check processing systems	$10,000
Complete Visa interlink and Greendot integration	$15,000
Complete the migration from development to production servers	$25,000
SG&A Expenses	$180,000
Press & Media outreach	$30,000
Total	$500,000

We will require funds of approximately $500,000 over the next six months to operate our business. This capital will be used to build out infrastructure, to provide the required “float” amount that our depository/sponsor bank requires as a reserve against the Company’s subscriber accounts, deposits with our foreign banking partners as reserves in connection with the Company’s international remittance business, funding for Quidme’s pilot program and beta-testing of the platform components, legal and initial marketing expenses.

These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

Going Concern

There is significant doubt about our ability to continue as a going concern.

Our company has incurred a net operating loss of $752,459 for the period from inception on September 14, 2012 to May 31, 2014 and has generated only nominal revenues.  The continuity of our future operations is dependent upon our ability to increase sales and brand awareness. These conditions raise substantial doubt about our ability to continue as a going concern.  We intend to continue relying upon the issuance of equity securities to finance our operations.  However there can be no assurance we will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved.  The likely outcome of these future events is indeterminable.  The financial statement does not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result should we cease to continue as a going concern.

Results of Operations for the period from September 14, 2012 (inception) to May 31, 2014.

The following summary of our results of operations should be read in conjunction with our audited consolidated financial statements for our fiscal year ended May 31, 2014.

Cumulative from Inception September 14, 2012 to,
May 31,
2014
Revenues	$-
Operating Expenses	$$752,459
Cost of Revenue	$-
Net Income (Loss)	$($752,459)

Expenses

Expenses for the period ended May 31, 2014, were $307,716. Our expenses are due to our general administrative expenses of carrying on a business.  Revenues for the period ended May 31, 2014, was $nil.

Equity Compensation

We currently do not have any equity compensation plans or arrangements.

Liquidity and Financial Condition

Working Capital

Period Ended May 31, 2014

Current Assets	$4,586
Current Liabilities	$223,704
Working Capital (deficit)	$(219,118)

Cash Flows

Cumulative from Inception September 14, 2012 to May 31,
2014
Net Cash Provided by (Used in) Operating Activities	$(558,714)
Net Cash Provided by (Used in) Investing Activities	$(14,253)
Net Cash Provided by Financing Activities	$577,552
Decrease in Cash during the Period	$4,585
Cash, End of Period	$4,586

As of May 31, 2014, our company had working capital deficit of $219,118.

We are dependent on funds raised through equity financings and proceeds from shareholder loans. Our net loss from operations of $752,459 from our inception on September 14, 2012 was funded primarily by financing and loans, as well as other capital contributions.

From our inception on September 14, 2012 to May 31, 2014, we spent $558,714 on operations.

From our inception on September 14, 2012 to May 31, 2014, we received $577,552 from financing activities, which consisted of $38,250 in short term loans, $15,000 in long term convertible debt and $524,302 in additional contributed capital.

From our inception on September 14, 2012 to May 31, 2014, we spent $(14,253) in investing activities.

We will require additional funds to fund our budgeted expenses over the next six months. These funds may be raised through, equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares.

We anticipate that our expenses over the next six months (beginning September 2014) will be approximately $500,000 as described in the table above. These estimates may change significantly depending on the nature of our business activities and our ability to raise capital from our shareholders or other sources.

Contractual Obligations

As a “smaller reporting company,” we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our planned products to market.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.  We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management's difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, our company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

Our company is in the development stage and has yet to realize revenues from operations. Once we have commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable. Software licenses fees will be recognized over the term of the agreement on a straight line basis.

Share-based Compensation

Our company follows the provisions of FASB Accounting Standards Codification (“ASC”) 718, “Share-Based Payment.” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Equity instruments issued to non-employees for goods or services are accounted for at either the fair market value of the goods and services rendered or on the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50-30.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the year. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As our company has a loss for the years ended August 31, 2013, and 2012 the potentially dilutive shares are anti-dilutive and therefore they are not added into the earnings per share calculation.

Income Taxes

Our company accounts for income taxes pursuant to ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences. Our company maintains a valuation allowance with respect to deferred tax assets. Our company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration our financial position and results of operations for the current year. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry forward year under the Federal tax laws. Changes in circumstances, such as our company generating taxable income, could cause a change in judgment about the realization of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable. Our company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts our company could realize in a current market exchange. As of August 31, 2013, and 2012, the carrying value of accounts payable and loans that are required to be measured at fair value, approximated fair value due to the short-term nature and maturity of these instruments.

Patent and Intellectual Property

Our company expenses the costs associated with obtaining a patent or other intellectual property purchased for research and development and has no alternative future use. For the periods ended August 31, 2013, and 2012, no events or circumstances occurred for which an evaluation of the alternative future use of patent or intellectual property was required.

Impairment of Long-Lived Assets

Our company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the years ended August 31, 2013, and 2012, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses. Actual results could differ from those estimates made by management.

DESCRIPTION OF PROPERTIES

Our principal executive offices are located at 5694 Mission Center Road, Suite 602-660, San Diego, CA, 92108-4312, which is currently provided free of rent by our Chief Executive Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of October 3, 2014 certain information regarding beneficial ownership of our common stock by:

•	Each person known to us to beneficially own 5% or more of our common stock;
•	Each executive officer who in this proxy statement are collectively referred to as the “Named Executive Officers;”
•	Each of our directors; and
•	All of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the shareholder’s name. We have based our calculation of the percentage of beneficial ownership on 123,260,620 shares of the Company’s common stock outstanding on October 3, 2014.

Name and Address of Beneficial Owner, Officers and Directors	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
J. Christopher Mizer 5694 Mission Center Road, Suite 602-660, San Diego, CA, 92108-4312	CEO, President, Director	Common Stock	35,000,020	28.4%
Steve Scholl 5694 Mission Center Road, Suite 602-660, San Diego, CA, 92108-4312	CFO, Treasurer, Secretary, Director	Common Stock	15,000,000	12.2%
Christopher Menya 223 E. Thousand Oaks, Blvd #304 Thousand Oaks, CA 91319	CTO, Director	Common Stock	32,163,600 (3)	26.1%
All officers and directors as a group			81,081,420	65.8%
Irene Kitimbo 223 E. Thousand Oaks, Blvd #304 Thousand Oaks, CA 91319	None	Common Stock	6,494,600(4)	5.3%
All 5%+ Security Holders			6,392,400	5.3%

* Less than 1%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Based on 123,260,620 shares issued and outstanding.
(3)	Is based up on the conversion of 45,948 shares of our Series A Preferred Stock.
(4)	Is based up on the conversion of 9,278 shares of our Series A Preferred Stock.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our director and executive officer as of the date of this report:

NAME	AGE	POSITION
J. Christopher Mizer	47	Director, President, Chief Executive Officer
Steve Scholl	63	Director, Chief Financial Officer, Secretary, Treasurer
Chris Menya	34	Director, Chief Technical Officer

Our directors will serve in that capacity until our next annual shareholder meeting or until his successor is elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

The following sets forth biographical information for Mr. J. Christopher Mizer and Mr. Steve Scholl is set forth below:

J. Christopher Mizer. age 47: Mr. Mizer founded Vivaris, Ltd. in 1998 and is currently its President and Chief Executive Officer. Mr. Mizer has over 20 years of corporate finance, investment banking and management experience ranging from being an accountant at Ernst and Young to founding Vivaris, Ltd., a company that invests in and acquires middle-market businesses that are leaders in their market niches.  Mr. Mizer is also, a former Vice President and Officer of the investment banking division of Key Corp., where he focused on merger, acquisition, and financing projects for Fortune 500 clients, private companies and successful entrepreneurs. The Board of Directors believes that Mr. Mizer’s financial and accounting knowledge as well as his business acumen would be a valuable asset to the Company.

Steve Scholl, age 63: Mr. Scholl is, currently the Vice-President of Vivaris, Ltd. In 2007, Mr. Scholl founded, and is currently the president of Dr. Horsepower, Inc., a firm that develops marketing and distribution strategies to introduce consumer products to the retail markets. Previously, Mr. Scholl was a Principal of National Schedule Masters, a software and consulting business focused on the land development and construction industries. While with National Schedule Masters, he built a national sales force and operational processes for entitlement and construction strategies for municipal, military and private-sector clients.

Chris Menya, age 34: Mr. Menya is, currently the President of Mobicash America, Inc. the guiding force behind Mobicash is an entrepreneur in the telecommunications industry, with over thirteen years and [three] successful start-up ventures to his credit. Mr. Menya has focused his energy over the last several years in identifying trends and underserved markets in the telecommunications and payment industries. To this end, in 2007 he founded and (and later sold) TeleBM Communications, Inc., with an original focus on providing affordable cloud-based telephone services to smaller businesses, especially in the Hispanic market. As that market became crowded with lower cost providers; however, he saw an opportunity to provide services to growing immigrant communities and successfully re-focused that company to provide call aggregation services for international calls from the U.S. to Central and South America and Africa. While building and operating TeleBM Chris identified opportunities in providing money remittance and virtual banking services to the un-Banked and the under-banked. He first partnered with another major shareholder in the company to provide money remittance and payment services in African countries, as well as expatriates from those countries living in the United States. Now, with Quidme, Chris is currently focusing on the larger under-banked market here in the United States, where he will be providing financial services to those at the bottom of the economic pyramid that are only indifferently served, if at all, by traditional financial entities. Chris holds an Engineering degree.

There are no family relationships between the Designees.

Significant Employees

Other than the foregoing named officers and directors, we have no full-time employees whose services are materially significant to our business and operations who are employed at will by Mobicash America, Inc.

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended August 31, 2013, Forms 5 and any amendments thereto furnished to us with respect to the year ended August 31, 2012, and the representations made by the reporting persons to us, we believe that during the year ended August 31, 2013, our executive officers and directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees.  When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our sole director does not believe that it is necessary to have such committees because believes the functions of such committees can be adequately performed by the sole member of our board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Year of IFAN Financial, Inc., Ended August 31, 2013

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods to IFAN Financial, Inc. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
J. Christopher Mizer President, CEO, Director	2013	Nil	Nil	Nil	Nil	Nil	Nil
Steve Scholl Treasurer, CFO, Secretary, Director	2013	Nil	Nil	Nil	Nil	Nil	Nil
Chris Menya CTO, Director	2013	Nil	Nil	Nil	Nil	Nil	Nil

Summary Compensation Table — Fiscal Years of our Company Ended August 31, 2013 and 2012

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Danielle Joan Borrie, Former Director, President and Chief Executive Officer	2013	Nil	Nil	Nil	Nil	Nil	Nil
	2012	Nil	Nil	Nil	Nil	Nil	Nil

Summary of Employment Agreements and Material Terms

We have no significant employees other than our directors and officers discussed below. Management and office administration services are provided under a management consulting agreement.

Other than as set out in this Current Report on Form 8-K we have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

Outstanding Equity Awards at Fiscal Year Ended August 31, 2013 of Mobicash America, Inc.

For the year ended August 31, 2013, no director or executive officer of our company or Mobicash America, Inc., has received compensation from us pursuant to any compensatory or benefit plan.  There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended August 31, 2013, for our company and the year ended August 31, 2013, for Mobicash America, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons of Our Company

On October 3, 2014, in conjunction with the closing of our share exchange with Mobicash America, Inc., we issued 61,858 shares of Series A preferred stock to acquire up to 43,300,600 shares of our common stock to the Shareholders of Mobicash America, Inc., as follows:

First Name	Last Name	Series A Preferred Shares
Christopher	Menya	45,948
Irene	Kitimbo	9,278
Patrick	Ngabonziza	3,093
Deborah	Schuch	1,547
Dennis	Bays	1,547
Joseph	Begumisa	306
Brenda	Mukiibi	57
Solomey	Mukiibi	23
Marvin	Muhumuza	16
Alex	Mutebi	16
Erina	Kunobwa	14
Arthur	Ntozi	13
		61,858

Our company has not had any other transaction since our last two fiscal years ended August 31, 2013 and 2012, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the NASDAQ Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on the OTCQB under the trading symbol “IFAN”.  We cannot assure you that there will be a market in the future for our common stock.

OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers.  OTCQB issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

Our common stock is currently quoted on the OTC Markets. Our common stock has been quoted since October 30, 2013, trading under the symbol “IFAN”. Because we are quoted on the OTC Markets, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid prices for our Common Stock per quarter as reported by the OTC Markets since we began trading October 30, 2013 based on our fiscal year end August 31. These prices represent quotations between dealers without adjustment for retail markup, markdown or commission and may not represent actual transactions.

Fiscal Year Ended		Bid Prices
August 31,	Period	High	Low
2013	First Quarter	N/A	N/A
	Second Quarter	N/A	N/A
	Third Quarter	N/A	N/A
	Fourth Quarter	2.00	1.60

2014	First Quarter	0.31	0.15

Rule 144 Shares

In general, under Rule 144, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock for at least six months would be entitled to sell them without restriction, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is an affiliate and who has beneficially owned shares of a company’s common stock for at least six months, subject to the continued availability of current public information about us, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

•	one percent of the number of shares of our company’s common stock then outstanding, which, in our case, will equal approximately 799,600 shares as of the date of this Current Report on Form 8-K; or
•	the average weekly trading volume of our company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Rule 144 is not available for either a reporting or non-reporting shell company, as defined under Rule 405 of the Securities Act, unless our company: has ceased to be a shell company; is subject to the Exchange Act reporting obligations; has filed all required Exchange Act reports during the preceding twelve months; and at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

Holders

As of August 8, 2014 there were 31 stockholders of record of our common stock.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 800,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value of $0.001. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value of $0.001. We have designated 1,000,000 of our 10,000,000 shares as Series A preferred stock. Each outstanding share of Series A preferred stock includes the right to vote in aggregate, on all shareholder matters equal to 700 votes per share of Series A Preferred Stock and each Series A Preferred Stock share is convertible into shares of our common stock at a conversion rate of 700 shares of common stock for each one (1) share of Series A Preferred Stock.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of the Company’s common stock nor the holders of the Company's preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company's issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company's board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•

the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent And Registrar

Our independent stock transfer agent is Columbia Stock Transfer.  Their mailing address is 1869 E. Seltice Way, #292, Post Falls ID 83854 and the phone number is (208) 664.3544.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.  We have entered into indemnification agreements with two of our officers and all directors, and our bylaws contain similar indemnification obligations to our agents. Remaining officers will be required to signed indemnification agreements in the near future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 5.02

ELECTION OF DIRECTORS OR CERTAIN OFFICERS; DEPARTURE OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 3, 2014, Chris Menya consented to and was appointed to act as a Director, and Chief Technical Officer (“CTO”) of the Company. Our board of directors now consists of J. Christopher Mizer, Steve Scholl, and Chris Menya.

For certain biographical and other information regarding the newly appointed officer and director, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Share Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company,” as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

Filed herewith are:

•

Audited financial statements of Mobicash America, Inc. from September 14, 2012 (inception) to May 31, 2014.

•

Pro-forma financials for the acquisition of Mobicash America, Inc. by IFAN Financial, Inc.

(d) Exhibits

Exhibit Number	Description of Exhibit	Filing
2.01	Share Exchange Agreement by and between the Company and Mobicash America, Inc., dated June 6, 2014	Filed herewith.
3.1	Articles of Incorporation	Filed with the SEC on December 27, 2011 as part of our Registration of Securities on Form S-1.
3.1(a)	Amended and Restated Articles of Incorporation	Filed with the SEC on May 12, 2014 as part of our Current Report on Form 8-K.
3.2	Bylaws	Filed with the SEC on December 27, 2011 as part of our Registration of Securities on Form S-1.
3.3	Certificate of Designation	Filed with the SEC on May 12, 2014 as part of our Current Report on Form 8-K.
10.01	License Agreement by and between the Company and IPIN Debit Network Inc., dated May 15, 2014	Filed with the SEC on May 21, 2014, as part of our Current Report on Form 8-K.
10.02	Share Exchange Agreement by and between the Company and Mobicash America, Inc. D/B/A Quidme, dated June 6, 2014	Filed with the SEC on July 21, 2014, as part of our Quarterly Report on Form 10-Q.
10.03	Amended Share Exchange Agreement by and between the Company and Mobicash America, Inc. D/B/A Quidme, dated October 3, 2014	Filed herewith.
21.01	List of Subsidiaries	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2014

IFAN FINANCIAL, INC.

By:	/s/ J. Christopher Mizer
J. Christopher Mizer
Chief Executive Officer and Director
By:	/s/Steve Scholl
Steve Scholl
Chief Financial Officer, Secretary, Director

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Mobicash America, Inc. (A Development Stage Company)

We have audited the accompanying balance sheet of Mobicash America, Inc. (the "Company") as of and for the year ended August 31, 2013 and from inception (September 14, 2012) to August 31, 2013, and the related statement of operations, changes in stockholders’ equity and cash flows for the period from September 14, 2012 (Inception) through August 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2013 and the results of its operations and its cash flows for the period from September 14, 2012 (Inception) through August 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has had no revenues and accumulated deficit of $444,744 since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in the financial statements, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

October 2, 2014

MOBICASH AMERICA, INC.
BALANCE SHEET
(A Development Stage Company)
ASSETS

August 31,
2013

Current Asset - Cash	$ 4,691

Equipment, net	9,524

Total Assets	$ 14,215

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$ 3,114

Total Liabilities	3,114

Stockholder's Equity
Common stock, 50,000,000 shares authorized
$0.01 par value, 0 shares issued and outstanding
at August 31, 2013 and 2012, respectively	-
Additional paid-in capital	455,845
Accumulated deficit	(444,744)

Total Stockholder's Equity	11,101

Total Liabilities and Stockholders' Equity	$ 14,215

The accompanying notes are an integral part of these financial statements

MOBICASH AMERICA, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

August 31, 2013

Revenues:
Product revenues	$ -
Support and maintenance revenues	-
Total Revenues	-

Cost of Goods Sold	-

Gross Profit	-

Operating Expenses
Depreciation and amortization	4,729
Research and development	439,787
General and administrative	228
444,744

Loss from operations	(444,744)

Loss before income taxes	(444,744)

Income taxes	-

Net Loss	$ (444,744)

The accompanying notes are an integral part of these financial statements

MOBICASH AMERICA, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
			Common	Additional		Total
	Common Stock		Stock	Paid-In	Accumulated	Stockholders'
	Shares	Amount	Subscribed	Capital	Deficit	Equity

Balance September 14, 2012 (Inception)	-	-	-	-	-	-

Additional contributed capital	-	-	-	455,845	-	455,845

Net loss	-	-	-	(444,744)	-	(444,744)

Balance-August 31, 2013		$ -	$ -	$ 11,101	$ -	$ 11,101
The accompanying notes are an integral part of these financial statements

MOBICASH AMERICA, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

August 31,
2013
OPERATING ACTIVITIES:
Net loss	$ (444,744)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	4,729
Changes in assets and liabilities:
Accounts payable and accrued expenses	3,114
Net cash used in operating activities	(436,901)

INVESTING ACTIVITIES:

Purchase of equipment	(14,253)

Net cash used in investing activities	(14,253)

FINANCING ACTIVITIES:
Additional contributed capital	455,845

Net cash provided by financing activities	455,845

Net increase in cash	4,691

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$ 4,691

The accompanying notes are an integral part of these financial statements

1. Overview

Description of business

Mobicash America, Inc. DBA QuidMe was incorporated September 14, 2012 under the laws of the State of California to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

As of August 31, 2013, no shares had been issued in the Company although shares are anticipated to be issued during the fiscal year ending August 31, 2014.  As of August 31, 2013, Christopher Menya was the sole owner of the Company.

The Company, under the name QuidMe, provides innovative technology solutions in the mobile payment and social media markets.  The mobile payment solutions are designed to operate using any cell phone’s text message feature.  The Company also offers a prepaid debit card and social media function incorporating a “buy” button.  The Company filed for two provisional patents in 2014.

On June 26, 2014, the privately held Company agreed to be acquired as a wholly owned subsidiary of Infantly Available, Inc., a publicly held corporation.   Management of the Company is expected to remain in place.

Going concern

The Company has generated no revenue and results of operations were a net loss as of August 31, 2013.  The Company’s continuation as a going concern is dependent on its ability to obtain sufficient financing from founders or third parties to continue development, testing and launch of its applications.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue development activities for the next fiscal year.  The continuation of the Company as a going concern is dependent upon financial support from its founders, the ability of the Company to obtain necessary equity financing to continue development, successfully locating and negotiating with other business entities for potential acquisition.

Management used their personal funds to pay for costs incurred by the Company in 2013.  There is no assurance that the Company will ever be profitable.  These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

2.  Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements.  Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

In preparing these financial statements in conformity with GAAP, management is required to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results may differ from these estimates.

Fair Value Measurements

ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:  Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, inputs other than level one that are either directly or indirectly observable such as quoted prices for identical or similar assets or liabilities on markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.  The Company had no assets or liabilities required to be recorded at fair value on a recurring basis as of August 31, 2013.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents.  The Company had no cash equivalents as of August 31, 2013.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.  The Company places its cash with high quality banking institutions.  From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

Income Taxes

Under ASC 740, “Income Taxes”, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.  As of August 31, 2013, there were no deferred taxes.

Net Income (Loss) per Common Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”.  ASC 260 requires presentation of both basic and diluted earnings (loss) per share on the face of the income statement.  Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPs excludes all dilutive potential common shares if their effect is anti-dilutive.

Property and Equipment, net

Property and equipment consisted of computer equipment and are stated at cost.  Property and equipment are depreciated using the straight-line method over the estimated service lives of three years.  Maintenance and repairs are expenses as incurred and improvements are capitalized.  Gains or losses on the disposition of property and equipment are recorded upon disposal.  Depreciation expense included in research and development cost was $4,729 for the year ended August 31, 2013.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.

If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment review is performed.  An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.  The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.  For the year ended August 31, 2013, there were no impairment charges.

Research and Development

Research and development costs have been expensed as there is no expectation that these costs will generate revenue within twelve months.  The expensed costs are the costs to develop software that will allow funds to be transferred via text message and for the development of a social media/purchasing application.

Recent Accounting Pronouncements

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (fop 205): Liquidation Basis of Accounting.  The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures.  The amendments in this standard are effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein.  The Company is evaluating the effect, if any, adoption of ASU No. 2013-07 will have on future financial statements.

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (fop 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists.  The objective of ASU No. 2013-11 is to provide guidance on the financial statement presentation of an unrecognized tax benefit when a net loss carry forward, similar tax loss, or tax credit carry forward exists.  The amendments in this standard are effective for all entities that have unrecognized tax benefits when a net operating loss carry forward, a similar tax loss, or a tax credit carry forward exists for fiscal years, and interim periods beginning after December 15, 2013.  The Company is evaluating the effect, if any, adoption of ASU No. 2013-11 will have on our financial statements.

Development Stage Entities

In June of 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this ASU remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, including the removal of Topic 915, Development Stage Entities, from the FASB Accounting Standards Codification™. In addition, the ASU: (a) adds an example disclosure in Topic 275, Risks and Uncertainties, to illustrate one way that an entity that has not begun planned principal operations could provide information about the risks and uncertainties related to the company’s current activities; and (b) removes an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity.

A development stage entity is one that devotes substantially all of its efforts to establishing a new business and for which: (a) planned principal operations have not commenced; or (b) planned principal operations have commenced, but have produced no significant revenue.

Current U.S. GAAP requires a development stage entity to present the same basic financial statements and apply the same recognition and measurement rules as established companies. In addition, U.S. GAAP requires a development stage entity to present inception-to-date information about income statement line items, cash flows, and equity transactions.

For public business entities, the presentation and disclosure requirements in Topic 915 will no longer be required for the first annual period beginning after December 15, 2014. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted.

Other recent accounting pronouncements issued by the FASB  (including its Emerging Issues Task Force) and the American Institute of Certified Public Accountants did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

3.  Property & Equipment

Property and Equipment consist of the following as of August 31, 2013:

Computer and Equipment, Cost

$    14,253

Less accumulated depreciation

        4,729

$      9,524

4.  Income Taxes

No provision for Federal and State income taxes was made for the year ended August 31, 2013.  The Company is in development phase and generated losses from operations.  No provision for Deferred Taxes was made as the Company is in development phase and generated net losses for the year.

5.  Stockholder’s Equity

During the year ended August 31, 2013, the Company issued 0 shares to the officers and directors.

The founders of the Company had invested $455,845 of their personal funds into the Company as of August 31, 2013.

6.  Subsequent Events

On June 26, 2014, the shareholders of the Company entered into an agreement with Infantly Available, Inc. (IFAN) to be acquired as a wholly owned subsidiary of IFAN in a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986.  IFAN will exchange 43,300,000 shares of IFAN common stock in exchange for 100% of the outstanding shares of Mobicash America, Inc.  43,300,000 shares of Mobicash America, Inc. were issued in June of 2014.  IFAN will fund $500,000 in support of the continued development and commercialization of the Company’s technology.

MOBICASH AMERICA, INC.
CONDENSED BALANCE SHEET
(UNAUDITED)

ASSETS

	May 31,	August 31,
	2014	2013
	(Unaudited)	(Audited)

Current Asset - Cash	$ 4,586	$ 4,691

Equipment, net	5,961	9,524

Total Assets	$ 10,547	$ 14,215

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$ 185,454	$ 3,114
Loans Payable, Short Term	38,250

Total Current Liabilities	223,704	3,114

Long Term Liabilities
Loan Payable- Alex Mutebi @ 10% Interest, Due October 26, 2015, Convertible to 11,000 shares Mobicash America, Inc. Marvin Muhumuza @10% Interest, Due November 30, 2015, Convertible to 20,000 shares	15,000	-

Total Liabilities	238,704	3,114

Stockholder's Equity
Common stock, 50,000,000 shares authorized
$0.01 par value, 0 shares issued and outstanding
at August 31, 2013 and May 31, 2014, respectively	-	-
Additional paid-in capital	524,302	455,845
Accumulated deficit	(752,459)	(444,744)

Total Stockholder's Equity	(228,157)	11,101

Total Liabilities and Stockholders' Equity	$ 10,547	$ 14,215

The accompanying notes are an integral part of these condensed financial statements

MOBICASH AMERICA, INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Nine Months Ended May 31, 2014	For the period from inception (September 14, 2012) to May 31, 2013
	(Unaudited)	(Audited)
Revenues:
Product revenues	$ -	$ -
Support and maintenance revenues	-	-
Total Revenues	-	-

Cost of Goods Sold	-	-

Gross Profit	-	-

Operating Expenses
Depreciation and amortization	3,563	3,546
Research and development	248,487	235,972
General and administrative	55,666	228
	307,716	239,746

Loss from operations	(307,716)	(239,746)

Loss before income taxes	(307,716)	(239,746)

Income taxes	-	-

Net loss	$ (307,716)	$ (239,746)

The accompanying notes are an integral part of these condensed financial statements

MOBICASH AMERICA, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	May 31, 2014	May 31, 2013
	(Unaudited)	(Audited)
OPERATING ACTIVITIES:
Loss	$ (307,716)	$ (239,746)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,563	3,546
Changes in assets and liabilities:
Accounts payable and accrued expenses	182,341	-
Net cash used in operating activities	(121,812)	(236,200)

INVESTING ACTIVITIES:

Equipment	-	(14,253)

Net cash used in investing activities	-	(14,253)

FINANCING ACTIVITIES:
Short Term Loans Payable	38,250	-
Long Term Convertible Debt	15,000	-
Additional contributed capital	68,457	250,420

Net cash provided by financing activities	121,707	250,420

Net decrease in cash	(105)	(33)

CASH AT BEGINNING OF PERIOD	4,691	-

CASH AT END OF PERIOD	$ 4,586	$ 33

The accompanying notes are an integral part of these condensed financial statements

1.  Overview

Description of business

Mobicash America, Inc. DBA QuidMe was incorporated September 14, 2012 under the laws of the State of California to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

As of May 31, 2014 no shares had been issued in the Company although shares are anticipated to be issued as of June, 2014.  As of May 31, 2014, Christopher Menya was the sole owner of the Company.

The Company, under the name QuidMe, provides innovative technology solutions in the mobile payment and social media markets.  The mobile payment solutions are designed to operate using any cell phone’s text message feature.  The Company also offers a prepaid debit card and social media function incorporating a “buy” button.  Two provisional patents were issued for the Company’s technology in 2014.

On June 26, 2014, the privately held Company agreed to be acquired as a wholly owned subsidiary of Infantly Available, Inc., a publicly held corporation.  Management of the Company is expected to remain in place.

Going concern

The Company has generated no revenue and results of operations were a net loss as of May 31, 2014.  The Company’s continuation as a going concern is dependent on its ability to obtain sufficient financing from founders or third parties to continue development, testing and launch of its applications.  On June 26, 2014, the Company entered into an agreement to be acquired by Infantly Available, Inc.  Infantly Available, Inc. has committed to provide financing to enable Mobicash to bring its products to market and to provide operating capital.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue development activities for the next fiscal year.  The continuation of the Company as a going concern is dependent upon financial support from its founders, the ability of the Company to obtain necessary equity financing to continue development, successfully locating and negotiating with other business entities for potential acquisition.

Management used their personal funds to pay for costs incurred by the Company in 2014.  There is no assurance that the Company will ever be profitable.  These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

2.  Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements.  Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

In preparing these financial statements in conformity with GAAP, management is required to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results may differ from these estimates.

Fair Value Measurements

ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:  Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, inputs other than level one that are either directly or indirectly observable such as quoted prices for identical or similar assets or liabilities on markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.  The Company had no assets or liabilities required to be recorded at fair value on a recurring basis as of August 31, 2013 or May 31, 2014.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents.  The Company had no cash equivalents as of August 31, 2013 or May 31, 2014.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.  The Company places its cash with high quality banking institutions.  From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

Income Taxes

Under ASC 740, “Income Taxes”, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.  As of August 31, 2013 and May 31, 2014, there were no deferred taxes.

Net Income (Loss) per Common Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”.  ASC 260 requires presentation of both basic and diluted earnings (loss) per share on the face of the income statement.  Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPs excludes all dilutive potential common shares if their effect is anti-dilutive.

Equipment, net

Equipment consisted of computer equipment and is stated at cost.  Equipment is depreciated using the straight-line method over the estimated service lives of three years.  Maintenance and repairs are expenses as incurred and improvements are capitalized.  Gains or losses on the disposition of equipment are recorded upon disposal.  Depreciation expense included in research and development cost was $3,546 and $3,563 for the nine months ended May 31, 2013 and May 31, 2014.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.

If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment review is performed.  An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.  The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.  For the nine months ended May 31, 2013 and May 31, 2014, there were no impairment charges.

Research and Development

Research and development costs have been expensed as there is no expectation that these costs will generate revenue within twelve months.  The expensed costs are the costs to develop software that will allow funds to be transferred via text message and for the development of a social media/purchasing application.

Recent Accounting Pronouncements

On June 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) its entirety from current accounting guidance. We have elected early adoption of this standard, which eliminates the designation of DSE's and the requirement to disclose results of operations and cash flows since inception.

We have evaluated the recent accounting pronouncements through ASU 2014-12 and believe that none of them will have a material effect on our financial statements

Development Stage Entities

In June of 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this ASU remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, including the removal of Topic 915, Development Stage Entities, from the FASB Accounting Standards Codification™. In addition, the ASU: (a) adds an example disclosure in Topic 275, Risks and Uncertainties, to illustrate one way that an entity that has not begun planned principal operations could provide information about the risks and uncertainties related to the company’s current activities; and (b) removes an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity.

A development stage entity is one that devotes substantially all of its efforts to establishing a new business and for which: (a) planned principal operations have not commenced; or (b) planned principal operations have commenced, but have produced no significant revenue.

Current U.S. GAAP requires a development stage entity to present the same basic financial statements and apply the same recognition and measurement rules as established companies. In addition, U.S. GAAP requires a development stage entity to present inception-to-date information about income statement line items, cash flows, and equity transactions.

For public business entities, the presentation and disclosure requirements in Topic 915 will no longer be required for the first annual period beginning after December 15, 2014. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted.

Other recent accounting pronouncements issued by the FASB  (including its Emerging Issues Task Force) and the American Institute of Certified Public Accountants did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

3.  Equipment

Equipment consists of the following as of May 31, 2014 and August 31, 2013:

May 31, 2014

August 31, 2013

Computer and Equipment, Cost

$    14,253

$   14,253

Less accumulated depreciation

        8,292

       4,729

$      5,961

$     9,524

4.  Convertible Debt

On April 27, 2014, the Company issued a convertible note at 10% interest, due October 26, 2015 to Alex Mutebi.  As of June 1, 2014, Mr. Mutebi has agreed to the conversion of the note to 11,000 shares of Mobicash common stock.

On May 31, 2014, the Company issued a convertible note at 10% interest, due November 30, 2015 to Marvin Muhumuza.  As of May 31, 2014, Mr. Muhumuza has agreed to the conversion of the note to 20,000 shares of Mobicash common stock.

5.  Income Taxes

No provision for Federal and State income taxes was made for the year ended August 31, 2013 or the nine months ended May 31, 2014.  The Company is in development phase and generated losses from operations.  No provision for Deferred Taxes was made as the Company is in development phase and generated net losses for the periods.

6.  Stockholder’s Equity

As of May 31, 2014, the Company had issued 0 shares to the officers and directors.

The founders of the Company had invested $524,302 of their personal funds into the Company as of May 31, 2014.

7.  Commitments

Accrued Salaries and Fees

In acknowledgement of the Company’s need for funding and to allow use of funds for research and development, the management of the Company agreed to defer salaries until funding could be acquired.  The Company entered into employment agreements with the affected employees that allows for deferral of salaries.  The deferred compensation is included in Accrued Expenses and are as follows:

Salaries Deferred:

Christopher Menya

        62,500

Deborah Schuch

                      33,334

Dennis Bays

          8,333

Total Salaries Deferred

   $ 104,167

Fees Deferred:

Joseph Begumisa

                       63,287

Total Accrued Salaries and Fees         $ 167,454

8.  Subsequent Events

Common Stock

As of May 31, 2014 the Company has committed to issue common stock to founders and management in exchange for funds invested and for services rendered as disclosed in Note 7.  The number of shares to be issued is as follows:

First Name	Last Name	Shares
Christopher	Menya	31,081,500
Irene	Kitimbo	6,495,000
Dennis	Bays	2,165,000
Patrick	Ngabonziza	2,165,000
Deborah	Schuch	1,082,500
Joseph	Begumisa	214,000
Brenda	Mukiibi	40,000
Marvin	Muhumuza	20,000
Solomey	Mukiibi	16,000
Alex	Mutebi	11,000
Erina	Kunobwa	10,000

		43,300,000

Sale of Company

On June 26, 2014, the shareholders of the Company entered into an agreement with Infantly Available, Inc. (IFAN) to be acquired as a wholly owned subsidiary of IFAN in a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986.  IFAN will exchange 43,300,000 shares of IFAN common stock in exchange for 100% of the outstanding shares of Mobicash America, Inc.  43,300,000 shares of Mobicash America, Inc. were committed to be issued in June, 2014.  IFAN will fund $500,000 in support of the continued development and commercialization of the Company’s technology and up to $10,000,000 to fund operations until the company achieves profitability and positive cash flow.